EXHIBIT J-2

TEXT OF FUNDAMENTAL INVESTMENT RESTRICTIONS RECOMMENDED TO BE ELIMINATED
(As Described in Proposal 6)

Mortgaging, Pledging and Hypothecating
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Mortgage or pledge any of its assets, except that borrowing for temporary or emergency purposes may be made in the amount up to 5% of the total asset value.	Franklin Federal Tax-Free Income Fund
Mortgage or pledge any of its assets, except that borrowings (and a pledge of assets thereof) for temporary or emergency purposes may be made from banks in any amount up to 5% of the total asset value.	Franklin Money Fund, The Money Market Portfolio
Pledge, mortgage, or hypothecate its assets, except that, to secure [permitted] borrowings, it may pledge securities having a market value at the time of pledge not exceeding 10% of the value of the Fund’s total assets.	Franklin Tax-Exempt Money Fund

Purchasing Securities on Margin and Engaging in Short Sales
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Buy and sell securities on “margin” or sell any securities “short.”	Franklin Federal Tax-Free Income Fund
Buy any securities on margin or sell any securities short, except that it may use such short-term credits as are necessary for the clearance of transactions.	Franklin Money Fund, The Money Market Portfolio
Make short sales of securities or purchase any securities on margin, except for such short-term credits as are necessary for the clearance of transactions.	Franklin Tax-Exempt Money Fund

Investments in Restricted or Illiquid Securities
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Purchase securities in private placements or in other transactions, for which there are legal or contractual restrictions on resale and which are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Fund would be invested in such securities or repurchase agreements, except that, to the extent this restriction is applicable, the Fund may purchase, in private placements, shares of another registered investment company having the same investment objective and policies as the Fund.	Franklin Money Fund
Knowingly purchase or otherwise acquire any securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market or engage in any repurchase transactions of more than seven days’ duration if, as a result, more than 10% of its total assets would be invested in all such securities.	Franklin Tax-Exempt Money Fund
Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Fund would be invested in such securities or repurchase agreements.	The Money Market Portfolio

Principal Transactions with Management
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Purchase from or sell to its officers and directors, or any firm of which any officer or director is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission.	Franklin Federal Tax-Free Income Fund
Purchase securities from or sell to the Fund’s officers and directors, or any firm of which any officer or director is a member, as principal.	Franklin Money Fund, The Money Market Portfolio

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Invest to Exercise Control
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Invest in any issuer for purposes of exercising control or management, except that, to the extent this restriction is applicable, all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and policies as the Fund.	Franklin Money Fund
Invest in companies for the purpose of exercising control or management.	Franklin Federal Tax-Free Income Fund
Invest for the purpose of exercising control or management of another company.	Franklin Tax-Exempt Money Fund
Invest in any issuer for purposes of exercising control or management.	The Money Market Portfolio

Investments in Other Investment Companies
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Purchase securities of other investment companies, except in connection with a merger, consolidation or reorganization, except to the extent the Fund invests its uninvested daily cash balances in shares of the Franklin Tax-Exempt Money Fund and other tax-exempt money market funds in Franklin Templeton Investments provided i) its purchases and redemptions of such money market fund shares may not be subject to any purchase or redemption fees, ii) its investments may not be subject to duplication of management fees, nor to any charge related to the expense of distributing the Fund’s shares (as determined under Rule 12b-1, as amended under the federal securities laws) and iii) aggregate investments by the Fund in any such money market fund do not exceed (A) the greater of (i) 5% of the Fund’s total net assets or (ii) $2.5 million, or (B) more than 3% of the outstanding shares of any such money market fund.	Franklin Federal Tax-Free Income Fund
Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, reorganization; provided that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and policies as the Fund.	Franklin Money Fund
Purchase securities of other investment companies, except in connection with a merger, consolidation or acquisition of assets.	Franklin Tax-Exempt Money Fund
Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.	The Money Market Portfolio

Management Ownership of Securities
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Purchase or retain the securities of any issuer other than the securities of the Fund, if, to the Fund’s knowledge, those directors and officers of the Fund, or of the investment manager, who individually own beneficially more than 1/2 of 1% of the outstanding securities of such issuer together own beneficially more than 5% of such outstanding securities.	Franklin Tax-Exempt Money Fund
Retain securities of any issuer if, to the knowledge of the Fund, one or more of its officers, directors, or investment manager own beneficially more than one-half of 1% of the securities of such issuer and all such officers and directors together own beneficially more than 5% of such securities.	Franklin Federal Tax-Free Income Fund
Retain securities of any issuer if, to the knowledge of the Fund, one or more of the Fund’s officers, directors, or investment advisor own beneficially more than ½ of 1% of the securities of such issuer and all such officers and directors together own beneficially more than 5% of such securities.	Franklin Money Fund, The Money Market Portfolio

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Writing/Purchasing Put and Call Options
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Write, purchase or sell puts, calls, or combinations thereof, except that it may obtain rights to resell municipal bonds and notes as set forth below.	Franklin Tax-Exempt Money Fund
Invest in puts, calls, straddles, spreads, or any combination thereof, except that it may purchase, hold, and dispose of “obligations with puts attached” or write covered call options in accordance with its stated investment policies.	The Money Market Portfolio, Franklin Money Fund
Invest in puts, calls, straddles, spreads or any combination thereof. The Fund may, however, write covered call options listed for trading on a national securities exchange and purchase call options to the extent necessary to cancel call options previously written. At present there are no options listed for trading on a national securities exchange covering the types of securities which are appropriate for investment by the Fund and, therefore, there are no option transactions available for the Fund.	Franklin Federal Tax-Free Income Fund

Investing in Oil, Gas or Mineral Interests
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Invest in interests in oil, gas, or other mineral exploration or development programs.	Franklin Federal Tax-Free Income Fund, Franklin Money Fund, The Money Market Portfolio
Invest in oil, gas or other mineral exploration or development programs.	Franklin Tax-Exempt Money Fund

Unseasoned Issuers
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not...)	Fund
Purchase an industrial revenue bond if, as a result of such purchase, more than 5% of total Fund assets would be invested in industrial revenue bonds where the payment of principal and interest are the responsibility of companies with less than three years of operating history.	Franklin Tax-Exempt Money Fund

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